EXHIBIT (C)(4)

Presentation to

Discussion Materials

Goldman, Sachs & Co.

September 28, 2007

Highly Confidential

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benefits, with no limitations imposed by Goldman Sachs.

Table of Contents

I. Review of Special Committee’s Offer

II. Update on Valuation

Appendix A: Additional Analysis

Review of Special Committee’s Offer 1

I. Review of Special Committee’s Offer

Review of Special Committee’s Offer 2

Comparison of Mutual and Special Committee Offers

($ in millions)

Alfa Mutual Offer Special Committee Offer AIG / 21st Century

Date 17-Jul-2007 26-Sep-2007 15-May-2007

Offer Price per Share $ 17.60 $ 24.00 $ 22.00

Aggregate Consideration ($mm) $ 646 $ 887 $ 753

Premium to: $ 17.60 $ 24.00 $ 22.00

Undisturbed Price $ 15.20 15.8% 57.9% 32.6%

52-Wk High¹ 19.85 (11.3) 20.9 22.6

30-Day Average 16.58 6.2 44.8 28.7

90-Day Average 17.56 0.2 36.7 30.3

1	Year Average 17.81 (1.2) 34.8 39.8

Shareholders Equity

GAAP Equity (3/31/2007A)² $ 822.2 1.74 x 2.40 x 2.08 x

GAAP Equity (6/30/2007A)² 849.1 1.69 2.32 2.05

GAAP Equity (12/31/2007E)—Mgmt. Est.² 888.5 1.61 2.22 2.13

Operating EPS (IBES Estimates)

2007E $ 1.22 14.4 x 19.7 x 21.0 x

2008E 1.33 13.2 18.0 21.0

Operating EPS (Management Estimates)

2007E $ 1.33 13.2 x 18.0 x 24.2 x

2008E 1.45 12.2 16.6 22.2

Note: Alfa Management projections as of 21-Aug-2007

1	Alfa’s 52-Wk High prior to offer was on 16-Nov-2006; 21st Century’s 52-Wk High prior to offer was 21-Dec-2006.
2	Excludes AOCI.

Review of Special Committee’s Offer 3

Alfa Corp.’s Stock Price Had Declined Leading Up to the

Offer

Due to limited trading volume, slight increases / decreases in buying activity have meaningful impacts; the run-up in

Alfa’s stock price until April 2007 could be a temporary event

If Mutual had not put in its offer, Alfa would likely trade at $14.72 per share¹, or 19.3% discount to Alfa’s current share price

It could take Alfa’s stock price years to achieve its prior high

Share Price History

$6

$8

$10

$12

$14

$16

$18

$20

Jul-2001 Jul-2003 Jul-2005 Jul-2007

Daily from 13-Jul-2001 to 13-July-2007

Closing Price (USD)

0

500

1,000

1,500

2,000

2,500

Volume (000)

Volume Alfa Corporation

39 Months to Breakeven

Source: Company filings, FactSet

Note: Market data as of 13-Jul-2007.

¹ Alfa undisturbed stock price (16-Jul-2007) of $15.20, discounted by 3.2%, the discount that Alfa’s peers are currently trading at relative to announcement of the Mutual’s offer.

Review of Special Committee’s Offer 4

Limited Liquidity Causes Large Swings in Alfa Corp’s Stock

Price

ADTV as a % of Float

Three Months Preceding Offer (17-Apr-2007 – 17-Jul-2007)

0.9%

0.8%

0.7% 0.7% 0.7%

0.6%

0.5%

0.4%

0.3%

0.5%

SAFT CGI HGIC IPCC HMN STFC FFG ALL MCY ALFA

Three Months Preceding 1 Year Prior to Offer (17-Apr-2006 – 17-Jul-2006)

1.0%

0.7% 0.7%

0.6% 0.5%

0.4%

0.4% 0.4%

0.2% 0.2%

0.4%

SAFT STFC IPCC HMN HGIC MCY ALL CGI TW ALFA FFG

Source: Bloomberg

Review of Special Committee’s Offer 5

Shares Traded at Various Prices – Alfa Corp.

Though the share price ran up over the past year, limited trading volume maintained average share price well below 52 week high

3-month 6-month

0

300

600

900

1,200

1,500

1,800

2,100

2,400

2,700

3,000

$15.10 –

$15.79

$15.80 –

$16.49

$16.50 –

$17.18

$17.19 –

$17.88

$17.89 –

$18.58

$18.59 –

$19.29

Daily from 13-Apr-2007 to 13-Jul-2007

Volume (000)

Weighted Average Price: $16.90

Total Shares Traded as Percent of Shares

Outstanding: 8.03%

$15.38

ADTV: 101.063

0

500

1,000

1,500

2,000

2,500

3,000

3,500

$15.10 –

$15.79

$15.80 –

$16.49

$16.50 –

$17.18

$17.19 –

$17.88

$17.89 –

$18.58

$18.59 –

$19.29

Daily from 12-Jan-2007 to 13-Jul-2007

Volume (000)

Weighted Average Price: $17.59

Total Shares Traded as Percent of

Shares Outstanding: 14.16%

$15.38

ADTV: 90.517

1-year 3-year

0

1,000

2,000

3,000

4,000

5,000

6,000

$15.10 –

$15.88

$15.89 –

$16.67

$16.68 –

$17.47

$17.48 –

$18.26

$18.27 –

$19.05

$19.06 –

$19.85

Daily from 13-Jul-2006 to 13-Jul-2007

Volume (000)

Weighted Average Price: $17.72

Total Shares Traded as Percent of

Shares Outstanding: 24.98%

$15.38

ADTV: 79.827

0

2,000

4,000

6,000

8,000

10,000

12,000

14,000

$12.82 –

$13.98

$13.99 –

$15.15

$15.16 –

$16.32

$16.33 –

$17.50

$17.51 –

$18.67

$18.68 –

$18.67

Daily from 13-Jul-2004 to 13-Jul-2007

Volume (000)

Weighted Average Price:

$16.38

Total Shares Traded as

Percent of Shares

Outstanding: 59.67%

$15.38

ADTV: 63.466

Source: Factset, market data as of 13-Jul-2007

Review of Special Committee’s Offer 6

Personal Lines Value Map

As of 13-Jul-2007¹ As of 17-Jul-2003²

Alfa—IBES

Alfa—Mgmt

Allstate

Mercury

Hanover

Commerce

State Auto Infinity P&C

Horace Mann

Harleysville

Safety

Travelers

Chubb

Progressive

Safeco

United F&C

y = 0.0766x + 0.5016

R2 = 0.4485

1.0x

1.4x

1.8x

2.2x

2.6x

3.0x

8% 10% 12% 14% 16% 18% 20%

2007 ROACE (Ex-AOCI)

Price / Book

Premium to Line:

2.8%—9.3%

2007E

ROACE

Implied

Multiple

10.0% 1.26x

11.0 1.34

12.0 1.42

13.0 1.49

14.0 1.57

15.0 1.65

16.0 1.72

y = 0.1308x—0.0325

R2 = 0.7286

0.5x

0.9x

1.3x

1.7x

2.1x

2.5x

2.9x

3.3x

3.7x

4.1x

4.5x

4.9x

6% 8% 10% 12% 14% 16% 18% 20% 22% 24% 26% 28%

2003 ROACE (Ex-AOCI)

Price / Book

Allstate

Mercury

Commerce

State Auto

FBL

Harleysville

Horace Mann

Infinity P&C

Safety

Donegal

Travelers

Chubb

21 Century

Progressive

United F&C

Safeco

Premium to Line:

4.1%

2003E

ROACE

Implied

Multiple

10.0% 1.28x

11.0 1.41

12.0 1.54

13.0 1.67

14.0 1.80

15.0 1.93

16.0 2.06

Alfa—IBES

¹ Financial data as of 31-Mar-2007. Market data as of 13-Jul-2007.

² Financial data as of 30-Jun-2003. Market data as of 17-Jul-2003.

Goldman Sachs

Comparison of Alfa Corp with 21st Century

Alfa Corp and 21st Century are very different businesses that are not comparable

	Alfa Corp	21st Century
3-Year Net Operating Income CAGR (2003-06)	11.7 %	29.7 %
3-Year EPS CAGR (2003-06)	11.2	28.7
3-Year EPS - Management Projections (2007-10)	8.1	13.5
IBES Long-term Growth	8.0	15.0
Profitability		
ROACE (Ex-AOCI) 2006A	13.4 %	11.1 %
ROACE (Ex-AOCI) 2006A - with Synergies[1]	13.7	15.5
Business Mix (2006 DPW %)		
Auto	62.4 %	100.0 %
Property and Other[2]	37.6	0.0
% 2006A Operating Earnings from Life Operations	23.0 %	0.0 %
Distribution	▪ Captive Agents	▪ Direct
Structure	▪ Cat sharing plan with Alfa Mutual	▪ Limited Cat risk which is covered via reinsurance
Ratings (Before and After Announcement)	▪ Before: A+ ▪ After: A+ (likely affirmed)	▪ Before: A+ ▪ After: A+; Ratings under positive watch by S&P and Fitch, reaffirmed by A.M. Best
Advertising Spend (Past 5 Yrs)	$ 16.5	$ 308.9

[1] *Assuming pre-tax run-rate synergies of $4.3mm for Alfa and $65mm for 21st Century.*
[2] *Includes homeowner, farmowner, commercial, manufactured homes and other.*
[3] *Three-month average for the period 17-Apr-2006 – 17-Jul-2006.*

Review of Special Committee's Offer 7

Update on Valuation 8

II. Update on Valuation

Update on Valuation 9

Price Performance Since Take Private Announcement

Indexed Stock Price Since July 17, 2007

80%

90%

100%

110%

120%

130%

17-Jul-2007 27-Jul-2007 6-Aug-2007 16-Aug-2007 26-Aug-2007 5-Sep-2007 15-Sep-2007 25-Sep-2007

Indexed Price

Alfa Corp S&P 500 Alfa Peers¹ Other Personal Lines²

19.9%

(1.5%)

(3.2%)

(2.0%)

Note: Market data as of 26-Sep-2007.

1 Alfa Peers include: Allstate, Mercury General, Hanover, Commerce Group, State Auto, FBL Financial, Harleysville, Infinity P&C, Horace Mann, Safety Insurance, and Donegal.

2	Other Personal Lines include: Travelers, Chubb, Progressive, Safeco, and United Fire & Casualty.

Update on Valuation 10

Trading Performance Since Take Private Announcement

Price / NTM Earnings and Price / Book Since July 17, 2007

Price / NTM Earnings Price / Book

7.0 x

8.0 x

9.0 x

10.0 x

11.0 x

12.0 x

13.0 x

14.0 x

Jul-2007 Aug-2007 Sep-2007

Other

Alfa Corp Alfa Peers¹ Personal Lines²

Annoucement 11.5 x 10.9 x 9.9 x

Current 13.7 10.4 10.1

% Change 19.6% (5.1)% 1.5%

1.0x

1.1x

1.2x

1.3x

1.4x

1.5x

1.6x

1.7x

1.8x

Jul-2007 Aug-2007 Sep-2007

Other

Alfa Corp Alfa Peers¹ Personal Lines²

Annoucement 1.4 x 1.3 x 1.5 x

Current 1.7 1.3 1.6

% Change 19.9% (1.8)% 9.2%

Alfa Corp Alfa Peers¹ Other Personal Lines²

Source: SNL Financial, Factset. Market data as of 26-Sep-2007

1 Alfa Peers include: Allstate, Mercury General, Hanover, Commerce Group, State Auto, FBL Financial, Harleysville, Infinity P&C, Horace Mann, Safety Insurance, and Donegal.

2	Other Personal Lines inlcude: Travelers, Chubb, Progressive, Safeco, and United Fire & Casualty.

Update on Valuation 11

Personal Lines Value Map

As of 26-Sep-2007

y = 0.0755x + 0.4154

R2 = 0.3671

0.8x

1.2x

1.6x

2.0x

2.4x

2.8x

8% 10% 12% 14% 16% 18% 20% 22%

2007 ROACE (Ex-AOCI)

Price / Book

State Auto

Alfa—IBES

2007E

ROACE

Implied

Multiple

10.0% 1.17 x

11.0 1.25

12.0 1.32

13.0 1.40

14.0 1.47

15.0 1.55

16.0 1.62

Allstate

Mercury

Hanover

Commerce FBL

Harleysville

Horace Mann Infinity P&C

Safety

Donegal

Travelers

Chubb

Progressive

Safeco

United F&C Alfa -Mgmt

Premium to Line:

27.1%—29.5%

Note: Financial data as of 30-Jun-2007. Market data as of 26-Sep-2007.

Note: Management projections as of 21-Aug- 2007.

Update on Valuation 12

Investor Expectation for Final Offer Price

Stock Price (26-Sep-2007) $ 18.23

Alfa Quarterly 2007E Dividend per Share 0.12

Months to Close

2	Months 3 Months 4 Months 5 Months

7.5% $ 18.33 $ 18.32 $ 18.43 $ 18.55

8.0 18.35 18.34 18.46 18.58

8.5 18.36 18.37 18.49 18.62

9.0 18.37 18.39 18.52 18.66

9.5 18.39 18.41 18.55 18.69

10.0 18.40 18.43 18.58 18.73

10.5 18.42 18.45 18.61 18.76

11.0 18.43 18.47 18.64 18.80

Annualized Spread

Update on Valuation 13

Analysis of Transaction at Various Pricing Levels

($ in millions)

Purchase Price Per Share

Price Per Share $ 17.60 $ 18.00 $ 18.25 $ 18.50 $ 18.75 $ 19.00 $ 19.25 $ 19.50 $ 24.00

Aggregate Valuation $ 1,435 $ 1,468 $ 1,489 $ 1,510 $ 1,531 $ 1,552 $ 1,573 $ 1,594 $ 1,971

Consideration to Minority Shareholders $ 650 $ 660 $ 670 $ 680 $ 690 $ 700 $ 710 $ 720 $ 890

Premium to:

Undisturbed Price (16-Jun-2007) $ 15.20 15.8% 18.4% 20.1% 21.7% 23.4% 25.0% 26.6% 28.3% 57.9%

Current Price (13-Jul-2007) 15.38 14.4 17.0 18.7 20.3 21.9 23.5 25.2 26.8 56.0

52-Wk High (16-Nov-2006) 19.85 (11.3) (9.3) (8.1) (6.8) (5.5) (4.3) (3.0) (1.8) 20.9

30-Day Average 16.58 6.2 8.6 10.1 11.6 13.1 14.6 16.1 17.6 44.8

90-Day Average 17.56 0.2 2.5 3.9 5.3 6.8 8.2 9.6 11.0 36.7

1-Year Average 17.81 (1.2) 1.1 2.5 3.9 5.3 6.7 8.1 9.5 34.8

Shareholder’s Equity

GAAP Equity (3/31/2007A)¹ $ 822.2 1.74 x 1.79 x 1.81 x 1.84 x 1.86 x 1.89 x 1.91 x 1.94 x 2.40 x

GAAP Equity (12/31/2007E)—Mgmt Est.¹ 888.5 1.61 1.65 1.68 1.70 1.72 1.75 1.77 1.79 2.22

Operating EPS (Mgmt Est.)

2007E $ 1.33 13.2 x 13.5 x 13.7 x 13.9 x 14.1 x 14.3 x 14.4 x 14.6 x 18.0 x

2008E 1.45 12.2 12.4 12.6 12.8 13.0 13.1 13.3 13.5 16.6

BCAR: Real Estate Reclassification

Stressed Group BCAR Estimate 302 298 293 287 282 235

Lowest Individual Unstressed BCAR AIC—225 AIC—225 AIC—225 AIC—225 AMI—224 AMF—194

BCAR: No Real Estate Reclassification

Stressed Group BCAR Estimate 270 267 263 258 253

Lowest Individual Unstressed BCAR AMI—212 AMI—210 AMI—208 AMI—205 AMI—202

This analysis provides valuation metrics at various potential illustrative acquisition prices, and is intended solely for benchmarking purposes. It does not constitute a recommendation on a valuation range.

Note: Market data as of 13-Jul-2007.

Note: Management projections as of 21-Aug-2007.

1	Excludes AOCI.

Update on Valuation 14

Analysis of Transaction at Various Pricing Levels (cont.’d)

($ in millions)

Purchase Price Per Share

Price Per Share $ 20.00 $ 20.50 $ 21.00 $ 21.50 $ 22.00 $ 22.50 $ 23.00 $ 23.50 $ 24.00

Aggregate Valuation $ 1,636 $ 1,678 $ 1,720 $ 1,761 $ 1,803 $ 1,845 $ 1,887 $ 1,929 $ 1,971

Consideration to Minority Shareholders $ 740 $ 750 $ 770 $ 790 $ 810 $ 830 $ 850 $ 870 $ 890

Premium to:

Undisturbed Price (16-Jun-2007) $ 15.20 31.6% 34.9% 38.2% 41.4% 44.7% 48.0% 51.3% 54.6% 57.9%

Current Price (13-Jul-2007) 15.38 30.0 33.3 36.5 39.8 43.0 46.3 49.5 52.8 56.0

52-Wk High (16-Nov-2006) 19.85 0.8 3.3 5.8 8.3 10.8 13.4 15.9 18.4 20.9

30-Day Average 16.58 20.6 23.7 26.7 29.7 32.7 35.7 38.7 41.7 44.8

90-Day Average 17.56 13.9 16.7 19.6 22.4 25.3 28.1 31.0 33.8 36.7

1-Year Average 17.81 12.3 15.1 17.9 20.7 23.5 26.3 29.1 32.0 34.8

Shareholder’s Equity

GAAP Equity (3/31/2007A)¹ $ 822.2 1.99 x 2.04 x 2.09 x 2.14 x 2.19 x 2.24 x 2.30 x 2.35 x 2.40 x

GAAP Equity (12/31/2007E)—Mgmt Est.¹ 888.5 1.84 1.89 1.94 1.98 2.03 2.08 2.12 2.17 2.22

Operating EPS (Mgmt Est.)

2007E $ 1.33 15.0 x 15.4 x 15.8 x 16.1 x 16.5 x 16.9 x 17.3 x 17.6 x 18.0 x

2008E 1.45 13.8 14.2 14.5 14.9 15.2 15.6 15.9 16.2 16.6

BCAR: Real Estate Reclassification

Stressed Group BCAR Estimate 277 272 266 261 256 250 245 240 235

Lowest Individual Unstressed BCAR AMI—221 AMI—218 AMI—215 AMI—211 AMI—207 AMI—204 AMI—201 AMF—195 AMF—194

BCAR: No Real Estate Reclassification

Stressed Group BCAR Estimate 249 244 239 234 230 225

Lowest Individual Unstressed BCAR AMF—197 AMF—193 AMF—189 AMF—185 AMF—182 AMF—178

This analysis provides valuation metrics at various potential illustrative acquisition prices, and is intended solely for benchmarking purposes. It does not constitute a recommendation on a valuation range.

Note: Market data as of 13-Jul-2007.

Note: Management projections as of 21-Aug-2007.

1	Excludes AOCI.

Update on Valuation 15

Comparison of Selected Buyouts by Significant Existing

Shareholders – Financial Institutions

($ in millions, except per share data)

Stock 52-Week Initial Initial Inside

Aggregate Price One High Premium Over Premium Percent Ownership

Effective Acquiring Company/ Consideration Day Prior Prior to 1-Week Avg Over 52- Initial Final Increase Before the

Date Acquired Company (mm) to Ann. Ann. Prior to Ann. Week High Premium Premium in Offer¹ Transaction

May-07 American Financial Group Inc $ 245 $ 21.64 $ 23.96 9.4% (1.9)% 8.6% 13.2% 4.6% 81.0%

Great American Finl Res Inc

May-07 AIG $ 813 $ 16.34 $ 17.95 19.8% 10.0% 20.9% 34.6% 13.8% 61.9%

21st Century Insurance Co

Apr-07 Toronto-Dominion Bank $3,232 $ 30.35 $ 32.18 5.9% 0.7% 6.5% 6.5% 0.0% 54.6%

TD Banknorth Inc

May-06 Erie Indemnity Co $ 75 $ 30.00 $ 32.19 12.3% (0.6)% 6.7% 6.7% 0.0% 75.1%

Erie Family Life Insurance Co

Nov-01 Toronto-Dominion Bank $ 403 $ 6.20 $ 17.94 35.2% (49.8)% 45.2% 53.2% 8.1% 88.8%

TD Waterhouse Group Inc

Dec-01 Liberty Mutual Insurance Co $ 536 $ 32.70 $ 47.22 0.6% (29.2)% 2.3% 2.3% 0.0% 65.6%

Liberty Financial Cos Inc

Aug-01 CSFB $ 110 $ 2.50 $ 15.56 35.7% (75.0)% 60.0% 140.0% 80.0% 82.0%

CSFBdirect

Jan-01 AXA SA $ 11,189 $ 52.25 $ 52.31 5.8% 2.3% 2.4% 4.6% 2.2% 60.0%

AXA Financial Inc

Jun-00 Hartford Fin Svcs Group Inc $ 1,325 $ 42.56 $ 55.00 9.3% (20.0)% 3.4% 18.6% 15.3% 80.4%

Hartford Life(ITT Hartford)

Apr-00 Citigroup $ 2,449 $ 33.68 $ 41.31 21.7% 0.5% 23.2% 24.6% 1.3% 85.0%

Travelers Prop. Casualty Corp

Dec-98 Allmerica Financial Corp $ 212 $ 27.56 $ 34.62 1.7% (16.2)% 5.2% 17.0% 11.8% 82.0%

Citizens Corp

Median¹ 9.4% (1.9)% 6.7% 17.0% 9.9% 80.4%

Source: SEC filings, Thomson One, and SDC Financial

Note: Reflects FIG deals for U.S. targets.

1	Median calculation for percent increase in offer excludes cases where percent increase in offer equals 0%.

Additional Analysis 16

Appendix A: Additional Analysis

Goldman Sachs

Common Stock Comparison of Selected P&C Insurers

As of 13-Jul-2007

($ in millions)

Company	Market Cap.	% of 52-Wk. High	2007E	2008E	5 Year Growth[1]	P/B (ex-AOCI)	2007E	2008E	Dividend Yield	Adj. Debt / Capital[2]
Alfa Corp - IBES[3]	$ 1,249	77.5 %	12.6 x	11.6 x	NA	1.5 x	11.6 %	11.8 %	3.1 %	10.7 %
Alfa Corp - Mgmt Estimates[3]	1,249	77.5	11.5	10.6	7.5	1.5	12.8	12.8	3.1	10.7
Alfa Peers										
Allstate	$ 37,471	92.6 %	8.7 x	8.8 x	8.0 %	1.7 x	19.0 %	16.6 %	2.5 %	17.8 %
Mercury General	3,009	95.4	12.8	12.9	NA	1.8	13.6	12.8	3.8	7.7
Hanover	2,599	99.0	11.8	12.0	12.5	1.2	10.1	9.2	0.6	20.5
Commerce Group	2,314	98.1	10.5	12.0	NA	1.5	14.2	11.6	3.4	16.6
State Auto	1,257	85.7	11.0	11.1	10.0	1.4	12.5	11.3	1.3	11.9
FBL Financial	1,192	95.1	13.2	12.3	10.0	1.4	10.0	9.9	1.2	26.6
Harleysville	1,079	86.1	11.5	10.9	10.0	1.5	12.4	12.0	2.3	13.9
Horace Mann	979	96.4	11.5	11.5	NA	1.5	12.3	11.3	1.9	23.0
Infinity P&C	970	89.9	13.5	13.1	10.0	1.4	10.2	9.8	0.7	22.7
Safety Insurance	632	69.0	7.1	8.8	15.0	1.2	16.4	12.0	2.6	0.0
Donegal	380	71.7	11.4	9.6	NA	1.2	10.0	11.1	2.4	8.8
High - Alfa Peers		99.0 %	13.5 x	13.1 x	15.0 %	1.8 x	19.0 %	16.6 %	3.8 %	26.6 %
Low - Alfa Peers		69.0	7.1	8.8	8.0	1.2	10.0	9.2	0.6	0.0
Median - Alfa Peers		92.6	11.5	11.5	10.0	1.4	12.4	11.3	2.3	16.6
Other Personal Lines										
Travelers Company	$ 36,091	94.4 %	9.6 x	9.5 x	9.0 %	1.5 x	14.6 %	13.4 %	2.2 %	17.5 %
Chubb	21,832	96.2	9.6	9.6	10.0	1.6	15.9	14.3	2.2	19.6
Progressive	16,672	88.9	12.5	13.5	8.7	2.6	19.6	15.6	0.0	15.8
Safeco	6,556	89.3	9.8	10.2	10.0	1.8	17.7	15.3	2.6	25.7
United Fire & Casualty	985	89.2	10.4	12.5	NA	1.6	14.5	11.0	1.5	0.0
High - Other Personal Lines		96.2 %	12.5 x	13.5 x	10.0 %	2.6 x	19.6 %	15.6 %	2.6 %	25.7 %
Low - Other Personal Lines		88.9	9.6	9.5	8.7	1.5	14.5	11.0	0.0	0.0
Median - Other Personal Lines		89.3	9.8	10.2	9.5	1.6	15.9	14.3	2.2	17.5
High - All Companies		99.0 %	13.5 x	13.5 x	15.0 %	2.6 x	19.6 %	16.6 %	3.8 %	26.6 %
Low - All Companies		69.0	7.1	8.8	8.0	1.2	10.0	9.2	0.0	0.0
Median - All Companies		91.3	11.2	11.3	10.0	1.5	13.9	11.8	2.2	17.1

Note: Financial data as of 31-Mar-2007. Market data as of 13-Jul-2007.
Note: Management projections as of 21-Aug-2007.
[1] *All EPS estimates have been calendarized and are based on IBES median estimates.*
[2] *Assumes the following equity credit weightings: mandatory convertibles - 75%; perpetual preferreds - 50%; trust preferred stock and contingent convertibles - 0%.*
[3] *Alfa's commercial paper is excluded from its Debt / Capital calculation.*

Additional Analysis 17